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                                                                      EXHIBIT 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated December 6, 2002, on the consolidated financial statements of Xeta Technologies, Inc. as of October 31, 2002, included in the Annual Report of Xeta Technologies, Inc. on Form 10-K for the year ended October 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Xeta Technologies, Inc. on Form S-8 (File No. 033-62173, effective August 28, 1995, and File No. 333-44544, effective August 25, 2000).


                                                GRANT THORNTON LLP


Tulsa, Oklahoma
January 29, 2003